SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary information statement ☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
☐	Definitive information statement

POWER OF THE DREAM VENUTRES, INC.
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

POWER OF THE DREAM VENTURES, INC.

1095 Budapest, Soroksari ut 94-96, Hungary

PRELIMINARY INFORMATION STATEMENT

NO VOTE OR OTHER ACTION OF THE COMPANY’S SHAREHOLDERS

IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU

ARE REQUESTED NOT TO SEND US A PROXY

Dear Shareholders:

This Information Statement is furnished by the Board of Directors (the “Board”) of Power of the Dream Ventures, Inc. (the “Company”) to inform shareholders of the Company of certain actions adopted by the Board and approved by shareholders holding a majority in interest of the voting power of the Company. This Information Statement will be mailed on approximately December 11, 2011 to shareholders of record of the Company’s Common Stock as of October 26, 2011 (“Record Date”).  Specifically, this Information Statement relates to the creation of a class of Series A Preferred stock of the Company through filing an amendment (the “Amendment”) to the Company’s Certificate of Incorporation.

On October 26, 2011, the Board of Directors of the Company approved an equity exchange agreement (the “Agreement”) between the Company and each of Messrs. Viktor Rozsnyay (“Rozsnyay”) and Daniel Kun, Jr. (“Kun”).  Mr. Rozsnyay is President, CEO and Chairman of the Board of Directors of the Company and Mr. Kun is its Vice-President.   Each Agreement is identical and provides in summary form as follows: each of Messrs. Rozsnyay and Kun will deliver twelve million (12,000,000) shares of their shares of common stock (respectively, the “Rozsnyay Shares” and the “Kun Shares” and together the “Exchange Shares”) of the Company to the Company for cancellation immediately. The Agreement provides that the Exchange Shares so delivered will be returned to the treasury of the Company as unauthorized shares of common stock and will become available for subsequent issuance by the Company from time to time.  In return for the surrender of the Exchange Shares, the Company will issue and deliver two million (2,000,000) restricted shares of a new class of Series A Preferred shares (the “Series A Preferred”) at the time of filing of the Amendment with the Secretary of State of the State of Delaware and having the characteristics described below. The Agreement provides that if the Series A Preferred shares are not authorized, issued and delivered to Messrs. Rozsnyay and Kun within 60 days from October 26, 2011, then the Exchange Shares will be reissued to Messrs. Rozsnyay and Kun.

On October 26, 2011 the Company’s Board of Directors and the holders of a majority of the Company’s issued and outstanding shares of common stock, authorized the creation of a new class of two million (2,000,000) Series A Preferred shares (the “Series A Preferred”) having the characteristics described in the within Information Statement through filing the Amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware.  The Amendment will be filed with the Delaware Secretary of State not less than twenty (20) days after the Company’s filing of a definitive information statement on Schedule 14C under the Securities Exchange Act of 1934, as amended  (the “Exchange Act”), with the Securities and Exchange Commission (the “Commission”) and the mailing of the definitive information statement  to the stockholders of the Company upon the Record Date.

The filing of the Amendment with the Delaware Secretary of State, which will implement the foregoing amendments, will not be done until a date which is at least twenty (20) days after the mailing of the definitive Information Statement. This Information Statement will be sent on or about December 11, 2011 to the Company’s shareholders of record on the Record Date who have not been solicited for their consent to this corporate action.

This Information Statement is being furnished to you to inform you of the actions taken as required by rules and regulations of the Securities and Exchange Commission, and, in addition, to satisfy any requirements of notice under the Delaware General Corporation Law. You are urged to read this Information Statement in its entirety for a description of the actions taken by the Board of Directors and approved by the majority shareholders of the Company.

Yours truly,

/s/ Viktor Rozsnyay

This Information Statement is to inform you of the actions taken by the Board of Directors of the Company and approved by the majority shareholder of the Company, on October 26, 2011 and to discuss the purposes and reasons for such actions.

PURPOSE OF

 AMENDMENT OF CERTIFICATE OF INCORPORATION

As described above, on October 26, 2011 the Company entered into the Exchange Agreement with each of Messrs. Rozsnyay and Kun under which they would surrender 24,000,000 shares of their common stock of the Company for cancellation, in exchange for the Company’s issuance to them of 2,000,000 shares of Series A Preferred stock. Although the Exchange Shares have been cancelled, the Company cannot issue the Series A Preferred shares to Messrs. Rozsnyay and Kun until the class is created and the shares are authorized under Delaware law through filing the Amendment.

In summary, the purpose of filing the Amendment as discussed below in more detail is to eliminate a certain number of outstanding shares from the Company’s public float, and to reissue those shares gradually over a period of time.

The filing of the Amendment with the Delaware Secretary of State, which will effect the foregoing amendment, will not be done until a date which is at least twenty (20) days after the mailing of the definitive Information Statement.  This Information Statement will be sent on or about December 11, 2011 to the Company’s shareholders of record on the Record Date who have not been solicited for their consent to this corporate action.

VOTING SECURITIES

The Record Date of shareholders entitled to receive notice of this corporate action by the Company is the close of business on October 26, 2011. The Amendment to the Certificate of Incorporation requires the affirmative vote of a simple majority of the issued and outstanding voting stock. On such date, the Company had issued and outstanding 57,970,344 shares of its Common Stock (no shares of Preferred Stock were issued or outstanding). Accordingly, on the Record Date, there were a total of 57,970,344   votes, and the Company has received a majority of such votes (34,689,900) votes, or 59.81% approving the Amendment. Pursuant to Delaware law, there are no dissenter’s or appraisal rights relating to the actions taken.

CHARACTERISTICS OF THE SERIES A PREFERRED SHARES

The characteristics of the Series A Preferred shares are as follows:

(i)

each Series A Preferred share shall have forty (40)  votes and shall vote together with the shares of the Company’s common stock on all matters presented to the Company shareholders for a vote;

(ii)

at the option of the holder of a Series A Preferred share, each share of Series A Preferred shall be convertible into twelve (12) shares of the Company’s common stock at a rate of 12 shares of common stock for each share of Series A Preferred in accordance with the following timetable: one hundred thousand (100,000) shares of Series A Preferred may be converted each calendar year beginning with the calendar year January 1, 2014, such that each Holder may convert 100,000 Series A Preferred into 1,200,000 shares of common stock on January 1, 2014 and an additional 100,000 shares of Series A Preferred on each January 1 thereafter until all Series A Preferred have been converted; and further provided, that the right of conversion shall be cumulative and not expire until all shares of Series A Preferred have been converted;

(iii)

each share of Series A Preferred shall participate in all distributions or dividends of the Company on an “as if” fully converted basis except that (1) in the event of any stock dividend or other equity distribution by the Company of (1) its own shares or (2) of the shares of common stock or other form of equity, such as but not limited to warrants, options or rights, of any other corporation or entity that are owned by the Company, each Series A Preferred share shall receive fifteen (15) shares of common stock or the equivalent in any other form of equity, and (2) on liquidation of the Company the holder of each Series A Preferred share shall first be paid the par value of the share of Series A Preferred, and then participate on an “as if” fully converted basis with all holders of issued and outstanding shares of common stock participating in the liquidating distribution, in full satisfaction of all  liquidation preferences under the Amendment;

(iv)

each share of Series A Preferred shall not be entitled to any right of redemption;

(v)

each share of Series A Preferred shall not be entitled to pre-emptive right with respect to any subsequent issue of securities by the Company;

(vi)

each holder of a Series A Preferred share shall be entitled to receive all Company reports sent to the holders of the Company’s common stock; and

(vii)

each share of Series A Preferred shall bear a restricted legend prohibiting sale, transfer or other disposition of the shares represented by the certificate except in accordance with all applicable Federal and state securities laws.

INTEREST OF CERTAIN PERSONS IN MATTER BEING ACTED UPON

No director, executive officer, associate of any director or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the Amendment to the Certificate of Incorporation described herein which is not shared by all other shareholders  pro rata and in accordance with their respective interests, except as follows:

(i)  As of September 30, 2011, the Company had 250,000,000 shares of common stock authorized for issuance, of which 57,970,344 shares are issued and outstanding. Messrs. Viktor Rozsnyay and Daniel Kun, Jr., respectively the President, CEO and Chairman of the Board of Directors of the Company, and Vice President of the Company owned the following shares of common stock of the Company that represent the percent of voting shares of the Company common stock indicated:

Table 1

Name	Number of Shares of Common Stock	Percentage
Daniel Kun, Jr.	14,430,000	24.89%
Viktor Rozsnyay	13,909,900	23.99%

On October 26, 2011 the Company entered into an equity exchange agreement (the “Agreement”) with each of Messrs. Rozsnyay and Kun. Each Agreement is identical and provides in summary form as follows: each of Messrs. Rozsnyay and Kun will deliver twelve million (12,000,000) shares of their shares of common stock (respectively the “Rozsnyay Shares” and the “Kun Shares” and together the “Exchange Shares”) of the Company to the Company for cancellation immediately. The Agreement provides that the Exchange Shares so delivered will be returned to the treasury of the Company as unauthorized shares of common stock and will become available for subsequent issuance by the Company from time to time.

As a result of the Agreement, immediately following the return of the Exchange Shares for cancellation Messrs. Rozsnyay and Kun will own the following shares representing the following voting percentages of shares of common stock issued and outstanding as set forth below:

Table 2

Name	Number of Shares of Common Stock	Percentage[1]
Daniel Kun, Jr.	2,430,000	4.19%
Viktor Rozsnyay	1,909,900	3.29%

In return for the surrender of the Exchange Shares, the Company will issue and deliver two million (2,000,000) restricted shares of a new class of Series A Preferred shares (the “Series A Preferred”) which, among other characteristics, have the right to vote on an “as if” fully converted basis of 40 shares of common stock for each share of Series A Preferred. The Company’s ability to authorize and issue the Series A Preferred depends upon making certain filings under the Exchange Act with the Commission, mailing a definitive information statement to its stockholders and filing an amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware.

Therefore, assuming the Series A Preferred shares are issued to Messrs. Rozsnyay and Kun as required by the Agreement, upon such issuance Messrs. Rozsnyay and Kun will own the following shares representing the following voting percentages of shares of common stock issued and outstanding as set forth below:

Table 3

Name	Number of Shares of Common Stock[2]	Percentage[3]
Daniel Kun, Jr.	42,430,000	37.23%
Viktor Rozsnyay	41,909,900	36.77%

The Agreement provides that if the Series A Preferred shares are not authorized, issued and delivered to Messrs. Rozsnyay and Kun within 60 days from October 26, 2011, then the Exchange Shares will be reissued to Messrs. Rozsnyay and Kun. In such event, the respective voting percentages of Messrs. Rozsnyay and Kun will revert to those set forth in Table 1 above (assuming no other share issuances by the Company during the 60 day period).

1 This percentage assumes the retirement of 24,000,000 shares of common stock and  is calculated against a total number of 33,970,344 issued and outstanding shares of common stock as of September 30, 2011

2 This assumes voting of all 2,000,000 Series A Preferred on an “as if” fully converted basis at the rate of 40 shares of common stock for each share of Series A Preferred.

3 This assumes voting of all 2,000,000 Series A Preferred on an “as if” fully converted basis at the rate of 40 shares of common stock for each share of Series A Preferred.

(ii)  Each of Messrs. Rozsnyay and Kun shall also have the following rights as holders of the Series A Preferred stock:

(1)

At the option of the holder of a Series A Preferred share, each share of Series A Preferred shall be convertible into twelve (12) shares of the Company’s common stock at a rate of 12 shares of common stock for each share of Series A Preferred in accordance with the following timetable: one hundred thousand (100,000) shares of Series A Preferred may be converted each calendar year beginning with the calendar year January 1, 2014, such that each Holder may convert 100,000 Series A Preferred into 1,200,000 shares of common stock on January 1, 2014 and an additional 100,000 shares of Series A Preferred on each January 1 thereafter until all Series A Preferred have been converted; and further provided, that the right of conversion shall be cumulative and not expire until all shares of Series A Preferred have been converted;

(2)

Each share of Series A Preferred shall participate in all distributions or dividends of the Company on an “as if” fully converted basis except that (1) in the event of any stock dividend or other equity distribution by the Company of (1) its own shares or (2) of the shares of common stock or other form of equity, such as but not limited to warrants, options or rights, of any other corporation or entity that are owned by the Company, each Series A Preferred share shall receive fifteen (15) shares of common stock or the equivalent in any other form of equity, and (2) on liquidation of the Company the holder of each Series A Preferred share shall first be paid the par value of the share of Series A Preferred, and then participate on an “as if” fully converted basis with all holders of issued and outstanding shares of common stock participating in the liquidating distribution, in full satisfaction of all  liquidation preferences under the Amendment;

The consideration for the issuance of the shares of Series A Preferred is the surrender of 12,000,000 shares of common stock by each of Messrs. Rozsnyay and Kun.

STOCK OWNERSHIP/PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of shares of the Company’s Common Stock as of the Record Date by: (i) all shareholders known to the Company to be beneficial owners of more than 5% of the outstanding Common Stock; (ii) each director and executive officer; and (iii) all officers and directors as a group. Except as may be otherwise indicated in the footnotes to the table, each person has sole voting power and sole dispositive power as to all the shares shown as beneficially owned by them.

	Number of Shares as of 10/26/11	Percentage as of 10/26/11
Ildiko Rozsa Ildiko Rozsa 1066 Budapest, Terez Krt. 22, Hungary	625,555	1.07%
Szilvia Toth 1095 Budapest, Kalman Imre u. 22 II/6, Hungary	420,000	0.72%
Gene Guhne 585 Cross Creek Tr. Gibsonville, NC 27249	1,200,000	2.24%
Daniel Kun, Jr. 1037 Budapest, Perenyi u 16/B, Hungary	14,430,000	24.89%
Viktor Rozsnyay 2049 Diosd, Ligetszepe ut 54, Hungary	13,909,900	23.99. %

Total	30,685,455	52.91%

AMENDMENT TO THE CERTIFICATE OF INCORPORATION

The following are the changes to the Certificate of Incorporation which were recommended by the Company’s Board of Directors and approved by the shareholders having a majority in interest of the voting power:

The Company shall create a class of Series A Preferred stock having the characteristics set forth below:

The characteristics of the Series A Preferred shares are as follows:

(i)

each Series A Preferred share shall have forty (40)  votes and shall vote together with the shares of the Company’s common stock on all matters presented to the Company shareholders for a vote;

(ii)

at the option of the holder of a Series A Preferred share, each share of Series A Preferred shall be convertible into twelve (12) shares of the Company’s common stock at a rate of 12 shares of common stock for each share of Series A Preferred in accordance with the following timetable: one hundred thousand (100,000) shares of Series A Preferred may be converted each calendar year beginning with the calendar year January 1, 2014, such that each Holder may convert 100,000 Series A Preferred into 1,200,000 shares of common stock on January 1, 2014 and an additional 100,000 shares of Series A Preferred on each January 1 thereafter until all Series A Preferred have been converted; and further   provided, that the right of conversion shall be cumulative and not expire until all shares of Series A Preferred have been converted;

(iii)

each share of Series A Preferred shall participate in all distributions or dividends of the Company on an “as if” fully converted basis except that (1) in the event of any stock dividend or other equity distribution by the Company of (1) its own shares or (2) of the shares of common stock or other form of equity, such as but not limited to warrants, options or rights, of any other corporation or entity that are owned by the Company, each Series A Preferred share shall receive fifteen (15) shares of common stock or the equivalent in any other form of equity, and (2) on liquidation of the Company the holder of each Series A Preferred share shall first be paid the par value of the share of Series A Preferred, and then participate on an “as if” fully converted basis with all holders of issued and outstanding shares of common stock participating in the liquidating distribution, in full satisfaction of all  liquidation preferences under the Amendment;

(iv)

each share of Series A Preferred shall not be entitled to any right of redemption;

(v)

each share of Series A Preferred shall not be entitled to pre-emptive right with respect to any subsequent issue of securities by the Company;

(vi)

each holder of a Series A Preferred share shall be entitled to receive all Company reports sent to the holders of the Company’s common stock; and

(vii)

each share of Series A Preferred shall bear a restricted legend prohibiting sale, transfer or other disposition of the shares represented by the certificate   except in accordance with all applicable Federal and state securities laws.

NOTE:  The Amendment to the Certificate of Incorporation as intended to be filed with the Secretary of State of Delaware is attached hereto as an exhibit and made a part hereof.  Reference is hereby made to such exhibit for the specific wording of each of the foregoing provisions.

ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”).  You may read and copy any reports, statements or other information that we file at the SEC's public reference rooms, including its public reference room located at Room 1024, 450 Fifth Street N.W., Washington, D.C. 20549. You may also obtain these materials upon written request addressed to the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on its public reference rooms. Our public filings are also available at the Internet web site maintained by the SEC for issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System (EDGAR) at www.sec.gov.

MISCELLANEOUS

We request brokers, custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of our Common Stock and we will reimburse such persons for their reasonable expenses in connection therewith. Additional copies of this Information Statement may be obtained at no charge by writing to us at our office address, 1095 Budapest, Soroksari ut 94-96, Hungary.

BY ORDER OF THE BOARD OF DIRECTORS
December 2, 2011	/s/ Viktor Rozsnyay
Chairman of the Board

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

POWER OF THE DREAM VENTURES, INC.

Power of the Dream Ventures, Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware, does hereby certify as follows:

FIRST:  That at a meeting of the Board of Directors of Power of the Dream Ventures, Inc. (the “Company”) resolutions were duly adopted setting forth a proposed amendment (the “Amendment”) of the Certificate of Incorporation of the Company, declaring said Amendment to be advisable, and directing that the Company receive a written consent executed by the holders of a majority of the issued and outstanding shares of common stock of the Company entitled to vote upon the Amendment.  The resolution setting forth the proposed amendment is as follows:

RESOLVED: that the Certificate of Incorporation of the Company be amended by changing the Article thereof numbered – so that as amended, said article shall be and read as follows:

FOURTH:  (a) The total number of shares of stock the Company shall have authority to issue is 260,000,000; of which 250,000,000 shall be common stock, par value $.001 per share and 10,000,000 of which shall be preferred stock $.0001 per share. Subject to the limitations prescribed by law, the board of directors of the Company is hereby authorized to issue the preferred stock from time to time in one or more series, each of such series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be determined by the board of directors.  Subject to the powers, preferences, and rights of any series of preferred stock, having any preference or priority over, or rights superior to, the common stock shall have and possess all powers and voting and other rights pertaining to the stock of this Company and each share of common stock shall be entitled to one vote.

(b)  There is hereby created a class of two million (2,000,000) shares of Series A Preferred Stock, par value $0001 per share (the “Series A Preferred”), having the following characteristics:

(i)

each Series A Preferred share shall have forty (40)  votes and shall vote together with the shares of the Company’s common stock on all matters presented to the Company shareholders for a vote;

(ii)

at the option of the holder of a Series A Preferred share, each share of Series A Preferred shall be convertible into twelve (12) shares of the Company’s common stock at a rate of 12 shares of common stock for each share of Series A Preferred in accordance with the following timetable: one hundred thousand (100,000) shares of Series A Preferred may be converted each calendar year beginning with the calendar year January 1, 2014, such that each Holder may convert 100,000 Series A Preferred into 1,200,000 shares of common stock on January 1, 2014 and an additional 100,000 shares of Series A Preferred on each January 1 thereafter until all Series A Preferred have been converted; and further provided, that the right of conversion shall be cumulative and not expire until all shares of Series A Preferred have been converted;

(iii)

each share of Series A Preferred shall participate in all distributions or dividends of the Company on an “as if” fully converted basis except that (1) in the event of any stock dividend or other equity distribution by the Company of (1) its own shares or (2) of the shares of common stock or other form of equity, such as but not limited to warrants, options or rights, of any other corporation or entity that are owned by the Company, each Series A Preferred share shall receive fifteen (15) shares of common stock or the equivalent in any other form of equity, and (2) on liquidation of the Company the holder of each Series A Preferred share shall first be paid the par value of the share of Series A Preferred, and then participate on an “as if” fully converted basis with all holders of issued and outstanding shares of common stock participating in the liquidating distribution, in full satisfaction of all  liquidation preferences under the Amendment;

(iv)

each share of Series A Preferred shall not be entitled to any right of redemption;

(v)

each share of Series A Preferred shall not be entitled to pre-emptive right with respect to any subsequent issue of securities by the Company;

(vi)

each holder of a Series A Preferred share shall be entitled to receive all Company reports sent to the holders of the Company’s common stock;

(vii)

each share of Series A Preferred shall bear a restricted legend prohibiting sale, transfer or other disposition of the shares represented by the certificate   except in accordance with all applicable Federal and state securities laws.

SECOND:

That thereafter pursuant to resolution of the Board of Directors of the Company, a written consent dated October 26, 2011 (the “Written Consent”) executed by the holders of a majority of the issued and outstanding shares of common stock entitled to vote on the Amendment was duly and validly executed and delivered to the Company in accordance with Section 228 of the General Corporation Law of the State of Delaware and that pursuant to the Written Consent the necessary number of shares as required by statute were voted in favor of the Amendment.

THIRD:  That the Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Company has caused this Certificate to be signed this 2nd day of December 2011.

By: _/s/ Viktor Rozsnyay______

Authorized Officer

Title:  President & CEO_______

Name: _Viktor Rozsnyay______

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